EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2025-5YR18 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer, K-Star Asset Management LLC, as Special Servicer, Deutsche Bank National Trust Company, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Trimont LLC, as Primary Servicer for the 1010 Pacific Street Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the 1010 Pacific Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 1010 Pacific Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1010 Pacific Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1010 Pacific Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1010 Pacific Street Mortgage Loan, Trimont LLC, as Primary Servicer for the International Plaza Mortgage Loan, KeyBank National Association, as Special Servicer for the International Plaza Mortgage Loan, Deutsche Bank National Trust Company, as Trustee for the International Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the International Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the International Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the International Plaza Mortgage Loan, Trimont LLC, as Primary Servicer for the Terra Apartments Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Terra Apartments Mortgage Loan, Deutsche Bank National Trust Company, as Trustee for the Terra Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Terra Apartments Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Terra Apartments Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Terra Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Capital Storage Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Capital Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Capital Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Capital Storage Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Capital Storage Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Mall at Bay Plaza Mortgage Loan, KeyBank National Association, as Special Servicer for the Mall at Bay Plaza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Mall at Bay Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Mall at Bay Plaza Mortgage Loan, and BellOak, LLC, as Operating Advisor for the Mall at Bay Plaza Mortgage Loan.

Dated: March 18, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)